UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12

HANMI FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HANMI FINANCIAL CORPORATION
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders (the “Annual Meeting”) of Hanmi Financial Corporation (the “Company,” “we,” “us” or “our”), originally scheduled to be held on Wednesday, July 24, 2013, has been postponed and will now take place on Friday, August 23, 2013, at 10:30 a.m., Pacific Time, at the Sheraton Universal Hotel, located at 333 Universal Hollywood Drive, Universal City, California.

We are also resetting the record date for those stockholders entitled to vote at the Annual Meeting to July 19, 2013. Only stockholders of record at the close of business on July 19, 2013 are entitled to vote at the Annual Meeting.

We postponed the Annual Meeting to provide the Board of Directors (our “Board”) of the Company with additional time to consider, approve and adopt amendments to the Hanmi Financial Corporation 2013 Equity Compensation Plan (the “2013 Plan”) that have recently been proposed by the Nominating and Corporate Governance and Compensation Committee of our Board following consultations with new members of Company management. The 2013 Plan was initially adopted by our Board on May 22, 2013 and has been submitted for stockholder approval at the Annual Meeting pursuant to our Definitive Proxy Statement on Schedule 14A for the Annual Meeting (the “Prior Proxy Statement”), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on, and mailed to you on or about, June 21, 2013. The amendments to the 2013 Plan would include, but not be limited to, provisions that restrict the Nominating and Corporate Governance and Compensation Committee, which administers the 2013 Plan, from taking any action with respect to an outstanding stock option or stock appreciation right that may be treated as a repricing under the rules of the New York Stock Exchange without stockholder approval. Our Board and the Nominating and Corporate Governance and Compensation Committee believe that the amendments would be beneficial to and in the best interests of our stockholders.

Immediately upon our Board’s approval and adoption of the amendments to the 2013 Plan, we will amend the Prior Proxy Statement to revise Proposal No. 3 (relating to approval of the 2013 Plan) to reflect the amendments to the 2013 Plan. We will also attach the amended 2013 Plan as Annex A to the amended Proxy Statement (the “Amended Proxy Statement”). We will file with the SEC, and distribute to our stockholders for their consideration and approval at the rescheduled Annual Meeting, the Amended Proxy Statement and related proxy materials as soon as practicable.

No vote is being solicited at this time. Please note that if you previously submitted the prior white proxy card or voting instructions related to the Prior Proxy Statement, those votes will not be counted.  The prior white proxy cards attached to the Prior Proxy Statement should be discarded. New replacement proxy cards and voting instructions will be furnished together with the Amended Proxy Statement and related proxy materials to our stockholders of record as of the new record date. Stockholders of record as of the new record date must submit the new replacement proxy cards or voting instructions related to the Amended Proxy Statement or vote in person at the rescheduled Annual Meeting for their votes to be counted.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be held on August 23, 2013:  This supplement to the Proxy Statement, the Proxy Statement and the Company’s 2012 Annual Report to Stockholders are available electronically at www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov.  Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or supplements to those statements and reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

By Order of our Board of Directors,
/s/ Jean Lim
Jean Lim
Corporate Secretary
Los Angeles, California
July 18, 2013

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